Exhibit 10.5
Form SB-2
Skypath Networks, Inc.

                  RESELLER AGREEMENT FOR MESSAGING SERVICES


     THIS RESELLER AGREEMENT FOR MESSAGING SERVICES (the "Agreement") is entered into as of December 20, 2002 ("Effective Date"), between Skypath Networks, Inc., a Delaware corporation, with offices at 301 Metro Center Boulevard, Suite 102, Warwick, Rhode Island, 02886-1749 ("Reseller") and Motient Communications Inc., ("Motient") a Delaware corporation, and a wholly-owned subsidiary of Motient Corporation, with offices at 10802 Parkridge Blvd., Reston, Virginia, 20191-5416.

     WHEREAS,   Motient  is  engaged  in  providing   shared   radio-based  data
communications network services as authorized by the U.S. Federal Communications Commission; and

     WHEREAS, Reseller currently provides certain value added services in the wireless communications marketplace; and

     WHEREAS, Motient and Reseller desire a non-exclusive relationship to pursue opportunities within the marketplace; and

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS - For purposes of this Agreement:

(a) "FCC" shall mean the United States Federal Communications Commission.

(b) "Initial Term" shall mean the period commencing on the date hereof and ending thirty-six (36) months thereafter.

(c) "Prices" shall mean Motient prices, as set forth in Attachment A and Attachment D.

(d) "Service" or "Services" means Motient's shared radio-based data communications network services which enable a user to access and communicate wirelessly with various third party supplied information sources, or with certain subscribers using the MotientSM wireless terrestrial network. The Services include but are not limited to Motient's eLinkSM wireless email services and eLink EnterpriseSM wireless email service. The Service includes the use of the Motient message switches and related network software when accessed by user procured terminals and compatible software.

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(e)  "Territory"  shall  mean the  United  States  and any  other  countries  or jurisdictions where the Services are provided by Motient in accordance with applicable legal and regulatory requirements.

2. SCOPE OF AGREEMENT

Motient hereby agrees to establish a non-exclusive marketing relationship with Reseller as follows:

(a) Motient hereby licenses Reseller to be a non-exclusive remarketer of the Services within the Territory. In connection with its performance hereunder, Reseller may enter into agreements with subagents as set forth in section 3(d) of this Agreement. Reseller acknowledges that Motient reserves the right to market and provide the Service directly to end-users and to license other resellers within the Territory. Reseller agrees that it will not market the Services to current customers of Motient. During the term of this Agreement and for a period of one (1) year after termination of this Agreement (whether voluntary or involuntary, with or without cause) Reseller, including its officers, or employees, and successors, shall at no time request any Motient customers of the Service and/or Reseller customers of the Service, to curtail or cancel, or otherwise to solicit, divert, or attempt to divert, any such customer from utilizing the Service.

(b) Reseller shall develop and implement a non-exclusive marketing plan to facilitate its remarketing of the Services. Such marketing plan may include, without limitation:

     (i) joint development of product literature describing the Services and their capabilities;

     (ii) joint attendance at trade shows, conferences and related events within the marketplace;

     (iii) joint presentations to prospective clients of the Services;

     (iv) joint press releases, advertising and participation at the Motient booth at certain trade shows;

     (v) joint marketing projections for the Services;

     (vi) joint development activities with data terminal vendors; and

     (vii) previews of Motient's future technology and business plan.

(c) Each party (a "Licensee") may use the trademarks and service marks (the "Marks") of the other party subject to the prior approval of and in accordance with the usage guidelines established and as may be revised from time to time by the owner of such Marks. Licensee may provide a sublicense to its authorized subagents to use the other party's Marks provided that such sublicense is no less restrictive than the provisions of this Agreement relating to the use of such Marks and Licensee shall be liable for its subagent's use of the Marks of

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the other party.  Licensee's  and its subagent's use of the Marks shall inure to the benefit of the owner of such Marks and each party shall at all times retain full ownership, right, title, and interest in and to its respective Marks.

(d) Reseller and Motient agree not to publish or use advertising, sales promotions or any publicity matters, including the mention of the existence of this Agreement, without the prior written consent of the other party, which consent will not be unreasonably withheld.

3. RESELLER MARKETING AND DEVELOPMENT OBLIGATIONS

(a) Reseller shall be responsible for ensuring that all end user customers to whom it remarkets the Services are, if required by applicable law or regulation, licensed by the FCC prior to use of the Services. Motient shall, however, provide commercially reasonable levels of administrative and consultative support to Reseller to facilitate the licensing process.

(b) During the Initial Term of this Agreement, Reseller will use commercially reasonable efforts to meet the performance milestones set forth in Attachment A
- Pricing and Performance Milestones within the timeframes indicated in Attachment A. If Reseller fails to meet the performance milestones on the dates indicated, Motient reserves the right to terminate this agreement or increase the prices for the Service to a level commensurate with Reseller's actual volume and Reseller agrees to pay such increased rates for the Service. If Motient elects to increase the price for Service as set forth in this Section 3(b), the price increase will apply only to new customers activated after the date Motient increases the price for Service.

The foregoing milestones are in addition to Reseller's firm commitment to purchase from Motient, subject to availability in Motient's inventory, the minimum number of mobile terminal devices as set forth in Attachment D of this Agreement.

(c) In addition to the Reseller responsibilities set forth in Attachment B, Reseller agrees to perform the following at its own expense:

     (i) Provide its own internet domain for E-mail connectivity;

     (ii) perform end user registration via the reseller registration process established on the Motient Internet website;

     (iii) promptly provide Motient with the following information for with end user customer of Reseller: PIN number; LLI number; and Internet mail address.

(d) In the performance of its rights and obligations under this Agreement, Reseller may at its option enter into agreements with subagents subject to the following:

     (i) Subagents shall be subject to all applicable provisions of this Agreement, and Reseller shall be responsible for the acts or omissions of subagents relative to the Service and data terminals and shall ensure that subagents' actions are in compliance with the terms and conditions of this Agreement;

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     (ii)  Reseller  shall  provide   Motient  upon  request  with  any  further
     information regarding a subagent that Motient reasonably deems necessary to permit Motient to assure itself that the provisions of this section 3(d) are being met;

     (iii) Actions by any subagent which result in a breach by Reseller shall not be deemed to be beyond the reasonable control of Reseller;

     (iv) Reseller's payment arrangements with subagents shall be the sole responsibility of Reseller, and Motient shall have no responsibility or obligation to compensate subagents; and

     (v) Motient reserves the right to request that Reseller terminate a subagent's right to market or promote the Service or sell or service data terminals, who has violated the provisions of items (i), (ii), and/or (iii) of this paragraph 3(d).

4. PRICING

Reseller will pay Motient for the Services as set forth in Attachment A, and for the data terminal devices as set forth in Attachment D.

5. BILLING AND PAYMENTS

(a) Reseller will be responsible for billing to and collection from its end user customers (including subagents, if any) for all products and Services. Reseller shall make payment to Motient for all Services and products purchased hereunder, regardless of whether it receives payment from its subagents and/or end user customers.

(b) Within ten (10) days after the end of the monthly billing period, Motient will provide Reseller with an invoice for the previous month's Service and network usage information, in the format Motient generally provides to all of its resellers, to enable Reseller's to invoice its end user customers.

(c) Reseller will pay Motient's invoices within 30 days after the date of such invoice. Motient reserves the right to charge, and Reseller agrees to pay, a late charge on any undisputed amount unpaid on or after the due date, and on any other outstanding balance, equal to the maximum amount allowed by applicable law.

(d) Creditworthiness: Motient reserves the right to satisfy itself as to Reseller's continuing creditworthiness. All decisions with respect to Reseller's creditworthiness and the amount of a deposit, advance payment, or letter of credit required under this Agreement shall be made in Motient's sole discretion, based on Motient's then-current policies for Reseller's generally, and on the amount of Reseller's then-current financial obligation under this Agreement.

(e) Security Deposit: Based on Motient's assessment of Reseller's creditworthiness and financial standing, Motient may require Reseller to provide Motient with a Security Deposit on the Commencement Date, in an amount

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determined  by  Motient  in light of the size of the  Commitment  and  Motient's assessment of Reseller's creditworthiness and financial standing, but no more than one percent (1%) of the Commitment. Motient will retain the Security Deposit as security for Reseller's prompt payment of amounts due under this Agreement and reserves the right to apply the Security Deposit against any amounts not paid to Motient within 30 days after the due date. In such an event, Motient reserves the right to require Reseller to, and Reseller promptly shall, restore the Security Deposit to its original amount or to increase the amount of the Security Deposit to an amount reasonably related to the amounts due under this Agreement and Motient's determination of Reseller's creditworthiness.

(f) Letter of credit.

     (1) Amount of letter of credit: Subject to the consent of Motient, which shall not unreasonably be withheld, Reseller may, in lieu of the Security Deposit required under paragraph (b) of this section 2.4. deliver to Motient an irrevocable letter of credit in an amount equal to twenty five percent (25%) of the amounts due for the first year of the Initial Term. Reseller shall maintain such letter of credit in accordance with the terms hereof for the duration of the first year of the Initial Term. Thereafter, Reseller shall, upon request by Motient, maintain the Letter of Credit in an amount equal to twenty five percent (25%) of the total annual charges for the Service for the then-current year. Motient shall be entitled to draw upon the letter of credit to pay any amounts not paid by Reseller within 60 days after the due date. All amounts so drawn shall be credited against Reseller's unpaid obligations under this Agreement.

     (2) Form and content: All letters of credit delivered to Motient by Reseller (i) shall be in form and substance, and from issuers, acceptable to Motient in Motient's reasonable judgment; (ii) shall provide specifically that the only requirement for a draw thereunder shall be presentation of a sight draft certifying that the amount drawn thereunder is due and owing pursuant to the terms of this Agreement and has not been paid within 60 days after the due date; (iii) shall have a maturity date of not less than one (1) year; (iv) shall be extended not later than 60 days prior to the expiration thereof; and (v) shall be reinstated in their full amounts within five (5) business days after any draw by Motient thereunder.

     (3) Failure to extend, renew, or replace: If Reseller (i) fails to extend, renew or replace a letter of credit on or before 60 days prior to its maturity,
(ii) fails to obtain and deliver to Motient a replacement letter of credit within fifteen (15) days after Motient delivers notice to Reseller that it is no longer satisfied with the strength and soundness of the issuing bank, or (iii) fails to timely reinstate a letter of credit in full following any draw thereon, or if Motient terminates this Agreement in accordance with the provisions of section 4.1 or 4.2 of this Agreement, Motient shall be entitled to draw the full amount of such letter of credit at any time thereafter.

(g) Taxes. All charges payable under this Agreement are exclusive of applicable taxes, assessments, surcharges, levies, or similar items assessed by a governmental body, including but not limited to charges for Universal Service Fund maintained by the FCC ("Applicable Taxes"). Reseller is liable for and will indemnify Motient from and against, all Applicable Taxes with respect to Motient's provision of the Service to Reseller or relating to Reseller's use or resale of the Service or must provide Motient with a tax exemption certificate.

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6. ORDERING

(a) Reseller shall order data terminals from Motient, as set forth in Attachment D (data terminals may also be referred to as "hardware"), for its end user customers Reseller may order data terminals from Motient using Reseller's form of purchase order and the parties agree that Reseller's purchase order or other acceptance is expressly limited to the terms of this Agreement and Motient objects to any additional or different terms in Reseller's purchase order or acceptance; and any additional or different terms in the purchase order or acceptance shall be of no effect.

(b)  Reseller   shall  order  the  Services  for  each  new  end  user  customer electronically as mutually agreed. Motient shall process all such orders within a reasonable period after receipt of order.

7. RESTRICTIONS ON USE

Reseller acknowledges that Motient reserves the right to deny service to any Reseller end user should the Service be used other than as intended, as reasonably determined by Motient (e.g., without limitation, the Service is not intended for data streaming or file transfer).

8. TERM AND TERMINATION

(a) This Agreement shall have an Initial Term of thirty-six (36) months and shall automatically continue after the Initial Term for additional twelve (12) month renewal terms until terminated by either Reseller or Motient upon six (6) months' advance written notice to the other party.

(b) Notwithstanding anything to the contrary contained herein, if a party (the "breaching party") (i) commits a material breach of its obligations under this Agreement; or (ii) dissolves or commits an act of bankruptcy or becomes insolvent, the other party may provide to the breaching party written notice of termination of this Agreement, which includes a description of the nature of the breach. If the breaching party does not cure the breach within 30 days following the date of such notice, this Agreement shall terminate at the end of the 30-day notice period. Reseller failure to make any payment of any sum due under this Agreement shall be deemed a material breach and subject to this section 8(b). Notwithstanding the foregoing, this Agreement shall terminate immediately with no further liability of Motient to Reseller or its end users if the FCC authorization held by Motient is revoked by the FCC.

(c) In the event of default by Reseller as set forth in this section 8, Motient shall have the right to immediately terminate this Agreement, retain all payments made hereunder, and deny Reseller, and its customer's access to the Services provided under this Agreement. Each and all of the rights and remedies of Motient hereunder are cumulative to and not in lieu of each and every other such right and remedy. Failure or delay on the part of Motient or Reseller to exercise any right, remedy, power or privilege hereunder shall not operate as a waiver thereof. A waiver, to be effective, must be in writing and signed by the

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party making the waiver.  A written  waiver of a default  shall not operate as a waiver of any other default or of the same type default on a future occasion.

(d) Reseller shall pay Motient a $25.00 (twenty-five dollars) charge per unit for reactivation of Service, which has either been suspended or previously terminated.

9. RESELLER RESPONSIBILITIES:

(a) Reseller shall not misrepresent the Services to its customers or otherwise make any claims, representations or warranties regarding the Services other than as expressly authorized by Motient. Reseller acknowledges and agrees to inform its end user customers that:

     - 100% radio coverage for any on-street or in-building area at all times is improbable, even within coverage areas on Motient's radio frequency coverage maps;

     - radio frequency coverage maps, if provided, are intended to indicate expected coverage and are not binding as an exact representation of coverage;

     - uninterrupted or error-free operation of the Services is virtually unobtainable; and

     - occasionally network availability will be lost, and that Motient (or Reseller) cannot be responsible for transmission errors, for corruption of data, or for the security of data during transmission via public telecommunications facilities.

(b) Reseller will also inform its end user customers that the end user customer should assess the effect such potential problems will have on their operation and develop, implement and/or maintain procedures, external to the MotientSM network, to safeguard their programs and data and to establish procedures for the backup and reconstruction of lost data and programs adequate for their protection. Reseller will also inform its end user customers that in using the Service, they are required to (a) observe and abide by all applicable statutes, laws, ordinances, rules and regulations including, but not limited to, those of the FCC; (b) use the MotientSM network and the Service on a shared basis with other end user customers so as not to cause undue interference with any other end user customer using the Service; and (c) use the Motient network and the Service in accordance with Motient's policies and rules of use, as may be amended from time to time by Motient.

(c) Reseller will enter into an agreement with eLink Enterprise end users that is no less restrictive than the terms and conditions contained in Attachment E.

10. RESELLER PROGRAM AND DATA SECURITY

Motient shall use commercially reasonable security procedures to protect the programs and data of Reseller, which come into Motient's custody under this Agreement. Reseller shall use commercially reasonable security procedures to protect the programs and data of Motient, which come into Reseller's custody under this Agreement.

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11. FORCE MAJEURE

Motient and its subcontractors do not assume and shall have no liability under this Agreement for failure to provide, or delay in providing the Service resulting directly or indirectly from causes beyond the control of Motient or its subcontractors including, but not restricted to, acts of God, or governmental entities, or of the public enemy, strikes, or unusually severe weather conditions.

12. TRAINING AND TECHNICAL SUPPORT

(a) Motient shall make available to Reseller, at no charge, a commercially reasonable level of initial training on the use of Motient Services.

(b) Motient shall continue to provide Reseller, at no charge, with technical assistance in connection with the ongoing use of the Services by Reseller and its end user customers. Such assistance shall include, without limitation, telephone consultation, updates relating to changes and enhancements to the Services and diagnostic services.

13. THIRD PARTY LIABILITY AND INDEMNIFICATION

Reseller warrants that it will inform its end user customers and others to whom it remarkets the Services, including to subagents, if any, (x) of the applicable terms and conditions of this Agreement, as expressed in Attachment C hereof, and
(y) of the Motient's applicable policies and rules of use of the Service, as may be amended and revised by Motient from time to time. Reseller further warrants that it will indemnify Motient against any liability, including reasonable attorney's fees, to any third party resulting from the actions or inactions of Reseller except to the extent caused by Motient. In addition, each party (the "Indemnifying Party") shall defend, indemnify, and hold the other party (the "Indemnified Party") harmless from and against any and all liabilities, losses, damages and costs, including reasonable attorney's fees, resulting from, arising out of, or in any way connected with (i) any breach by the Indemnifying Party of any warranty, representation, agreement, or obligation contained herein, (ii) the performance of Indemnifying Party's duties and obligations hereunder; and
(iii) the violation by Indemnifying Party of any federal, state or local law, rule or regulation.

14. CONFIDENTIAL INFORMATION

(a) Each party agrees that it will not disclose the other's confidential information and trade secrets, including but not limited to data, software, documentation, client names and addresses, and all other proprietary information, to persons other than its employees and subcontractors who are required to have such information for the furtherance of the purposes of this Agreement, provided that such employees and subcontractors must be bound by an obligation of confidentiality that is no less restrictive than that contained in this Agreement. Each party shall take all steps reasonably necessary to protect the confidential information of the other party from unauthorized disclosure.
This obligation of confidentiality shall survive the termination of this Agreement. This Agreement, including but not limited to reseller pricing information contained in Attachments A and D, is the confidential information of Motient.

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(b) Nothing in this  Agreement  shall cause  either  party to have any rights or licenses in any inventions, patents, trade secrets, trademarks and/or copyrights of the other relating to the subject matter of this Agreement.

15. INDEPENDENT RELATIONSHIP

Reseller and Motient specifically disclaim any partnership relationship, and this Agreement shall in no way be construed to make Reseller and Motient partners or members of a joint venture. For the purposes of this Agreement, Reseller and Motient shall be deemed to be independent contractors. Furthermore, in the event Reseller elects to sell the Services to the United States government, a state, local or non-United States government, or to a contractor selling to any of the foregoing government entities, Reseller does so at its own option and risk and agrees that Motient shall have no obligation as a subcontractor or otherwise to such government customers. Reseller remains solely and exclusively responsible for compliance with all statutes, regulations, and clauses governing sales to any such government customer. Motient makes no representations, certifications, or warranties whatsoever with respect to the ability of its goods, or services, or prices to satisfy any such statutes, regulations, or clauses.

16.   WARRANTIES

Motient warrants that its network is in good working order on the date of the Agreement and conforms to Motient's officially published and publicly available performance information. Motient will provide preventative and remedial service to keep its network in, or to restore it to, good working order. Motient does not warrant that the Service will be uninterrupted or that its operation will be error-free.

17.   DISCLAIMER

THE FOREGOING WARRANTIES ARE IN PLACE OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

18. EXCLUSIVE REMEDY

In the event of any failure or delay in it's provision of the Services that is attributable to the fault of Motient or its subcontractors, or for breach of warranty, Reseller's sole remedy shall be limited to a refund of Reseller's charges for the affected Services during the time of such failure or delay.

19. LIMITATION OF LIABILITY

(a) Neither party shall be liable for special, incidental, indirect or consequential damages under this Agreement, even if such party has been advised of the possibility of such damages.

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(b) Except for  Reseller's  obligation to pay amounts owing under this Agreement and Motient's obligation to refund Reseller's charges for affected Services during the time of any failure or delay, Reseller's and Motient's total liability for any other claim arising out of or in any way connected with this Agreement and the sole remedy regardless of the form of action (whether in contract, tort or otherwise) shall be actual, proven damages not to exceed fifty thousand ($50,000) dollars U.S. This section shall not apply to breaches of the confidentiality provisions.

20. NOTICES

All notices, demands, offers, elections, requests or other communications required or permitted by this Agreement shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, and addressed to the parties at the addresses set forth below or to such other address as shall, from time to time, be supplied by any party to the other party by like notice, and shall be deemed given upon receipt. All such notices shall be addressed to persons listed below:

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If to Motient:                           If to Reseller:
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     Senior Vice President, Sales

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Motient Communications Inc.
300 Knightsbridge Parkway
Lincolnshire, IL 60069

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Telephone:  847 / 478-4231               Telephone:
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Fax:        847 / 478-4369               Fax:
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Copy to:                                 Copy to:
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Senior Vice President and General
Counsel

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Motient Communications Inc.
10802 Parkridge Blvd
Reston, VA  20191-5416

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Telephone:  (703) 758-6130
Fax:        (703) 758-6134
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21.   GENERAL

This Agreement shall be binding on the successors and permitted assigns of the parties hereto. Neither party shall assign this Agreement without the other party's prior written consent, provided that either party may assign this Agreement to an affiliate, or to an entity that is a parent or subsidiary organization without the other party's consent but shall provide sixty days' advance notice of such permitted assignment.

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If any provision of this  Agreement or the  application  thereof to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

Neither party may bring an action, regardless of form, arising out of this Agreement more than one year after the cause of action has arisen.

The provisions of this Agreement, which by their nature are intended to remain in effect after the expiration or termination of this Agreement, including but not limited to the provisions regarding payment for Services and taxes in section 5, section 13, section 14, section 15, section 17, section 19, and this paragraph regarding survival of Agreement provisions in this section 21, shall survive the termination or expiration of this Agreement for any reason.

The headings in this Agreement are solely for convenience of reference and shall not affect its interpretation.

THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF. THE PARTIES AGREE THAT ANY AND ALL CAUSES OF ACTION, WHETHER OR NOT ARISING UNDER THIS AGREEMENT, BETWEEN THE PARTIES SHALL BE BROUGHT EXCLUSIVELY IN THE CIRCUIT COURT OF FAIRFAX COUNTY, VIRGINIA, OR IN THE U.S. DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA.

This Agreement, including Attachments A, B, C, D, and E, each of which is hereby incorporated by reference, is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing signed by both parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.

     MOTIENT COMMUNICATIONS INC.                 SKYPATH NETWORKS INC.

/s/                                      /s/
--------------------------------------   --------------------------------------
              Signature                                Signature

                                  ATTACHMENT A
                 Reseller Performance Milestones and Pricing


Performance Milestones
During the Initial Term of this Agreement, Reseller will use commercially reasonable efforts to meet the performance milestones set forth below within the timeframes indicated.

        ---------------------------------------------------------------------
        Number of Months After the Effective Date     12        24       36
        ---------------------------------------------------------------------
        Cumulative Number of Reseller Subscribers   10,000    20,000   30,000
        ---------------------------------------------------------------------

Pricing for Service Based on Annual Volumes
Unlimited Plan*

        --------------------------------------------------------------------
                    Quantity                       Monthly Wholesale Airtime
                                                     Base Price Per Device
        --------------------------------------------------------------------
        Tier 1    1,000 - 4,999 Subscribers                 $45.00
        --------------------------------------------------------------------
        Tier 2    5,000 - 24,999 Subscribers                $40.00
        --------------------------------------------------------------------
        Tier 3    25,000 and greater                        $35.00
        --------------------------------------------------------------------

* Unlimited Plan is based on eLinkSM usage profile of 300KB for email messages per subscriber per month. If average monthly usage per subscriber is significantly more or less than this usage profile, Motient reserves the right to revise the base price for the Service based on actual average usage. Base price for Service does not include add-on services such as BlackBerry by Motient and Go America services or other additional service fees. To the extent it is authorized to do so, Motient will offer these services to Reseller at Motient's cost.


Options:
Reseller may reduce the Monthly Wholesale Airtime Base Price Per Device by the amounts shown below by performing one or more of the following:

                --------------------------------------------
                Bill Customer / Collections       -$4.00
                --------------------------------------------
                Hardware Fulfillment:
                --------------------------------------------
                   End User Fulfillment           -$2.00
                --------------------------------------------
                   Private Labeling               -$1.00
                --------------------------------------------
                Customer Care (Level One)         -$1.00
                --------------------------------------------
                Operator Assisted Messaging       -$1.00
                --------------------------------------------
                Branding                          -$1.00
                -------------------------------=============
                Total                            -$10.00
                --------------------------------------------

Faxing: $0.50 / page

Motient will provide the Service to Reseller during the Initial Term of the Agreement at the Monthly Wholesale Airtime Base Price Per Device of $35.00 (Tier 3 above) ($25.00 if Reseller performs all of the Options listed above) regardless of the actual number of Subscribers. At the expiration of the Initial Term, if Reseller has not activated a cumulative total number of Subscribers as set forth in the Performance Milestones section above, Motient reserves the right to increase the Monthly Wholesale Airtime Base Price Per Device for all Subscribers activated after Motient provides notice to Reseller of Motient's intent to increase the Monthly Wholesale Airtime Base Price Per Device. Motient may increase the Base Price to the price associated with the tier corresponding to the actual number of Subscribers.

Limited Usage Plan (includes up to 150,000 characters per month per device) Monthly Wholesale Airtime Base Price Per Device: $12.50 plus $0.20 per kilobyte per Subscriber for usage above 150,000 characters per month on a particular device).

Network Registration Fee: One time fee of $9.95 per device (waived for the first 12 months of the Agreement and thereafter for bulk registration of wireless handheld devices in excess of 5,000 devices). The Network Registration Fee applies to both the Unlimited Plan and Limited Usage Plan.

Special Provision. Reseller may designate up to 25 Devices as demonstration devices ("Demo Devices") to be used for demonstrating the Service to customer prospects. Reseller shall pay a Monthly Fee of $15.00 per Demo Device for the Service under the Unlimited Plan.

                                  ATTACHMENT B

                                    RESELLER
                                RESPONSIBILITIES


================================================================================
SALES RESPONSIBILITY
--------------------------------------------------------------------------------
Lead                             Generation Reseller shall be the primary sales
                                 lead provider. Motient may provide leads to
                                 Reseller as Motient identifies such
                                 opportunities as part of its normal course of
                                 business.
--------------------------------------------------------------------------------
Proposal                         Support Reseller will be responsible for
                                 developing any and all proposal materials.
                                 Motient will support with Motient background,
                                 network coverage, cost justification model
                                 development and any other boilerplate
                                 requirements.
--------------------------------------------------------------------------------
PROJECT IMPLEMENTATION
--------------------------------------------------------------------------------
Implementation Training          Reseller will be responsible for all training
                                 to include end user customer, help desk and
                                 system administrator training.  Motient will
                                 support such training by providing telephone
                                 consultation and commercially reasonable levels
                                 of documentation related to the Service.
--------------------------------------------------------------------------------
Hardware/Software                Install Reseller will be responsible for
                                 installation and testing of all hardware and
                                 software components.
--------------------------------------------------------------------------------
POST INSTALL SUPPORT
--------------------------------------------------------------------------------
Billing                          and Collection Reseller shall be responsible
                                 for billing and collection of fees from its end
                                 user customers. Reseller will pay Motient
                                 invoices as set forth in this Agreement.
--------------------------------------------------------------------------------
Help                             Desk (End User Customer) Reseller will provide
                                 its employees and agents with help desk
                                 training as required and will act as the first
                                 level of support for end user customer service.
                                 Motient will provide second level help desk
                                 support to Reseller (and Motient shall not be
                                 required to provide support directly to the end
                                 user customers of Reseller).
================================================================================

                                  ATTACHMENT C




1. Nature and Control of Motient Network: Reseller may remarket the MotientSM Services to its customers in conjunction with database information services and/or other value-added services. Motient controls the radio network, which enables communication and provides access in accordance with FCC rules and regulations to and through Reseller on a shared basis. All customers of Reseller shall use the MotientSM network so as not to cause undue interference with any other users of the MotientSM network and in accordance with Motient's policies and rules of use for the Motient network and the Service, which Motient, in it's sole discretion, may amend from time to time.

2. Security: Customers of Reseller are responsible for developing and/or maintaining procedures, external to the MotientSM network, to safeguard programs and data, and for the backup and reconstruction of lost data, programs or procedures. Consequently, customers of Reseller release Motient from all liability for the loss or alteration of programs or data or their acquisition by another party, except for Motient's failure to implement those aspects of security procedures, which are under Motient's direct control. Reseller assumes no responsibility or liability for customer activities beyond informing its customers of Motient's system requirements and permitting the disconnection of customers violating such requirements. Motient will not be responsible for transmission errors, corruption of data or for the security of data during transmission via public telecommunications facilities

3. Confidentiality: Any and all programs and other materials provided by Motient to Reseller for distribution or use by its clients in connection with the use of the Motient Services shall remain the exclusive and confidential property of Motient, are licensed solely for use in conjunction with the Services, shall not be reproduced or copied except as required for the authorized use of the Services or as required by law, and shall be returned to Motient or destroyed, as requested by Motient.

4. Limitation of Liability: Reseller will inform its customers that the following provisions govern such customer's rights against Motient in the event that the customer experiences a partial or total failure, malfunction or defect in any of the Services provided by Motient under this Agreement. In no event shall Motient be liable for special, incidental or consequential damages (including without limitation, lost profits, lost savings, incidental damages or other economic consequential damages, even if Motient has been advised of the possibility of such damages) to the extent such may be disclaimed by law. Further, Motient shall not be liable for any damages based on any third party claims.

                                  ATTACHMENT D


                         HARDWARE PURCHASES AND PRICING


Price. Subject to availability in its inventory, Motient will offer the RIM Wireless Handheld device with cradle, documentation, and packaging (collectively, the "RIM Wireless Handheld") and the Motient MobileModem at a unit price equal to Motient's cost. The unit price for the RIM 850-2 (2MB of RAM) is currently ninety-nine dollars U.S. ($99.00), the unit price for the RIM 850-4 (4MB of RAM) is currently one hundred ninety-nine dollars U.S. ($ 199.00) and the unit price for the RIM 857 is currently three hundred ninety-nine dollars U.S. ($399.00). The unit price for the MobileModem is currently two hundred forty-nine dollars U.S. ($249.00).

Schedule. Subject to availability in Motient's inventory, Reseller agrees to purchase from Motient a minimum of _________________ RIM Wireless Handhelds by ____________________ and an additional _______________________ RIM Wireless
Handhelds by _____________.

Limited Warranty. The RIM Wireless Handhelds and any other data terminal devices purchased by Reseller under this Agreement (the "Product" or "Products") is subject to a limited warranty by its manufacturer. Motient will provide such Product warranty on a pass through basis from the manufacturer. For a period of ONE YEAR from the date of purchase, if a Product fails to conform to the manufacturer's specifications due to defects in materials or workmanship, Motient, will assist Reseller obtain warranty service from the manufacturer. Such action on the part of Motient will be the full extent of its liability and Reseller's exclusive remedy under this Agreement for failures of or defects in Products. The term for all implied warranties as to Products, including any implied warranty of merchantability, shall be limited to ONE YEAR only. Motient disclaims all other warranties, express or implied. To make a claim under the above warranty, call Motient customer service at 1-800-872-7347.

DISCLAIMER AND LIMITATION OF LIABILITY. THE FOREGOING LIMITED WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES AS TO PRODUCTS. MOTIENT AND ITS SUPPLIERS DISCLAIM ANY LIABILITY for indirect, special, incidental or consequential damages (including without limitation, lost profits), to the full extent such DAMAGES MAY be disclaimed by law. MOTIENT'S and its suPPLIERS' total liability for any other DAMAGES arising out of or in any way connected with the purchase of products under this agreement, and Reseller's sole remedy FOR ANY CLAIM RELATING TO such PURCHASE OF PRODUCTS UNDER THIS AGREEMENT, regardless of the form of the action (whether in contract, tort or otherwise), is limited to the payment by MOTIENT of actual damages, not to exceed the value of products purchased and paid for by Reseller under this agreement.

                                  ATTACHMENT E

                eLink Enterprise End User Terms and Conditions

This Addendum  ("Addendum")  to the [End User Agreement]  ("Airtime  Agreement")
entered   into   between   [Reseller]   and   [Customer]    ("Licensee")   dated
_________________ is entered into this _____ day of _______, 2002.

1. Purpose. This Addendum sets forth the terms and conditions, in addition to those set forth in the Airtime Agreement, under which [Reseller] will provide a license to Licensee to use eLink Enterprise software (the "Licensed Software"). To the extent there is a conflict between the provisions of this Addendum and the Airtime Agreement as it relates to the Licensed Software, the provisions of this Addendum shall take precedence.

2. License Grant. [Reseller] hereby grants to Licensee during the term of this Addendum a nonexclusive, nontransferable license to use the Licensed Software only in the form provided by [Reseller] or its licensors pursuant to the terms of this Addendum. Licensee shall use the Licensed Software only on the computer equipment ("Authorized Equipment") at the location ("Site") listed below:

Authorized Equipment (Manufacturer, Model and CPU serial number):

Site:
      --------------------------------------------------------------------------

Licensee agrees to use the Licensed Software only for Licensee's own internal business use. Licensee, solely to enable it to use the Licensed Software, may make one copy of the Licensed Software on the Authorized Equipment, provided that the copy shall include all copyright and any other proprietary notices included in the Licensed Software in the form provided by [Reseller] and/or its licensors. Licensee shall have no other right to copy, in whole or in part, the Licensed Software. Licensee, including its employees, representatives and agents, shall not have the right to alter, maintain, enhance, or otherwise modify, the Licensed Software, in whole or in part, and Licensee, including its employees, representatives and agents, shall not disassemble, decompile, reverse engineer or otherwise attempt to gain access to the source code for Licensed Software.

3. Ownership of Licensed Software. All copies of the Licensed Software shall remain the sole and exclusive property of [Reseller] or its licensors and no title in or to the Licensed Software or any intellectual property contained therein, shall pass to Licensee.

4. License Fee. [To be determined by Reseller].

5. Term and Termination of Addendum. This Addendum and the license granted hereunder shall take effect upon the date the last party executes this Addendum. Unless otherwise terminated in accordance with the other provisions of this
Section 5, this Addendum will automatically terminate upon the termination or expiration of the Airtime Agreement. Each party shall have the right to terminate this Addendum and the license granted herein upon the occurrence of any one of the following events (an "Event of Default"):

(i)  in the event the other party violates any provision of this Addendum; or

(ii) in the event the other party (A) terminates or suspends its business; (B) becomes subject to any bankruptcy or insolvency proceeding under Federal or state statute; (C) becomes insolvent or subject to direct control by a trustee, receiver or similar authority; or (D) has wound up or liquidated, voluntarily or otherwise.

Upon the occurrence of an Event of Default, a party shall deliver to the defaulting party a Notice of Intent to Terminate that identifies in detail the Event of Default. If the Event of Default remains uncured for thirty (30) days, the non-defaulting party may terminate this Addendum and the license granted herein by delivering a Notice of Termination that identifies the effective date of termination, which date shall not be less than thirty (30) days after the date of delivery of the Notice of Intent to Terminate.

Within ten (10) days after the expiration or termination of this Addendum for any reason, Licensee shall return to [Reseller], at Licensee's expense, the Licensed Software, including documentation, and all copies thereof, delete or destroy all other copies of the Licensed Software and deliver to [Reseller] a certification, in writing signed by an officer of Licensee, that the Licensed Software has been returned, all copies deleted or destroyed, and its use discontinued.

6. Confidentiality. Licensed Software, although copyrighted, is unpublished and contains proprietary and valuable information of [Reseller] and/or its licensors and is considered to be trade secrets of [Reseller] and/or its licensors. Licensee shall maintain the confidentiality of Licensed Software and shall protect Licensed Software from unauthorized disclosure with at least the same degree of care with which protect its own company's own similar confidential information. Under no circumstance shall Licensee sell, license, publish, display, distribute or otherwise transfer to a third party the Licensed Software or any copy thereof, in whole or in part, without [Reseller]'s prior written consent.

7. Warranty and Disclaimer. [Reseller], through its licensors and/or developers, warrants to Licensee that for a period of ninety (90) days commencing upon delivery of the Licensed Software to Licensee the Licensed Software will substantially comply with the published description current at the time of the delivery of the Licensed Software. This warranty on the Licensed Software is provided on a pass through basis from [Reseller]'s licensors makes no independent warranty. THE LIMITED WARRANTY SET FORTH IN THIS SECTION 7 IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8. Limitation of Liability. Reseller and its licensors shall not be liable to Licensee for indirect, special, incidental, exemplary or consequential damages (including, without limitation, lost profits) relating to this Addendum or resulting from Licensee's use or inability to use the Licensed Software, arising from any cause of action whatsoever, including contract, warranty, strict liability, or negligence, even if Reseller has been notified of the possibility of such damages. Under no circumstances shall Reseller's liability under this Addendum exceed the amounts paid by Licensee to Reseller hereunder.

EACH PARTY ACKNOWLEDGES THAT IT HAS READ THIS ADDENDUM, UNDERSTANDS IT AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS.